Exhibit 99.1

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”), dated effective for all purposes as of September 1, 2020 (the “Effective Date”), by and between PETROLIA ENERGY CORPORATION, a Texas corporation, whose business address is 710 N. Post Oak Blvd., Suite 512, Houston, Texas 77024 (the “Employer”), and MARK ALLEN, a resident of Fort Bend County, Texas, whose address is 4306 Stonecroft Circle, Katy, Texas 77450 (the “Employee”).

WITNESSETH:

WHEREAS, the Employer desires to obtain the services of the Employee, and the Employee desires to be employed by the Employer, upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and agreements contained in this Agreement and other good and valuable consideration, the parties agree as follows:

ARTICLE 1

EMPLOYMENT

The Employer hereby agrees to employ the Employee, and the Employee hereby agrees to serve the Employer, as herein set forth for the term of this Agreement.

ARTICLE 2

EMPLOYEE’S DUTIES AND OBLIGATIONS

During the term of this Agreement, the Employee will devote his best efforts to serving Employer on a full time basis as its President, performing such duties as provided in the Employer’s by-laws and as the Employer may from time to time reasonably require. The Employee shall report directly to the Chief Executive Officer, Mr. Zel C. Khan and further to the Board of Directors as needed. In the performance of his duties, the Employee will comply with the Employer’s existing standard policies and procedures, as well as any other standard policies and procedures hereafter established by the Employer. Additionally, the Employee shall at all times comply with all applicable governmental laws, rules and regulations.

ARTICLE 3

COMPENSATION AND BENEFITS

3.1 Base Compensation. As set forth below in Article 4, unless extended pursuant to the terms this Agreement is for a six (6) month term. As compensation for the Employee’s services hereunder for the six (6) month term, the Employer shall pay the Employee the sum of Ninety Thousand Dollars ($90,000), in equal installments of $15,000, in accordance with the Employer’s standard payroll policies. If this Agreement is extended beyond the six (6) month term, the base compensation shall continue at the rate of $15,000 until or unless a different rate is mutually agreed upon in writing by the the Employer and the Employee.

3.2 Incentive Compensation. As incentive compensation, the Employee shall be issued a total of Two Million (2,000,000) paid up shares of the Employer’s stock distributed as follows: One Million (1,000,000) shares upon executing this agreement and One Million (1,000,000) shares after completion of the term of this agreement. In addition, upon executing this agreement, the Employer will grant One Million (1,000,000) warrants at Eight Cents ($0.08) a share. Upon completion of the terms of this agreement, an additional One Million (1,000,000) warrants at Eight Cents ($0.08) a share will be granted. Such warrants shall be vested over two (2) years and hold a three (3) year expiration date.

3.3 Reimbursement of Business Expenses. Subject to such general rules and procedures as are from time to time established by the Employer, the Employer will reimburse the Employee during the term of this Agreement for reasonable and necessary expenses incurred by the Employee on behalf of the Employer.

3.4 Benefits. The Employee shall be entitled to participate in such employee benefits, if any, as the Employer makes generally available to its executive officers.

3.5 Vacation. The Employee will be entitled to take vacation each year, according to the Employer’s standard policy applicable to all employees, as approved by the Board, without any adjustment in his compensation. Vacation time will be taken with due consideration to the services required of the Employee and the reasonable requirements of the Employer.

3.6 Annual Review. Should the term of this Agreement be extended beyond a six (6) month period, the Board will review the Employee’s salary on an annual basis from the Effective Date and may adjust the Employee’s compensation, in the Board’s sole reasonable discretion, based on the Employee’s performance and the financial condition of the Employer.

ARTICLE 4

TERM AND TERMINATION

4.1 Term. The term of employment under this Agreement shall be commence on the Effective Date and continue for a six (6) month period and, unless sooner terminated in accordance with this Article 4, shall be subsequently continued on a month-to-month basis until terminated in accordance with this Agreement.

4.2 Termination. Notwithstanding anything to contrary elsewhere contained, this Agreement may be sooner terminated on the first to occur of the following:

4.2.1 Termination by Notice. Either the Employer or the Employee may terminate this Agreement, without cause, at the end of the six (6) month term of this Agreement or anytime thereafter, by providing at least two (2) weeks’ written notice in writing to the other party.

4.2.2 Termination Upon Employee’s Death, Disability, Etc. In the event the Employee dies or becomes disabled, whether by reason of injury, illness, or otherwise, to the extent that the Employee is physically or mentally incapacitated for a period exceeding ninety (90) consecutive calendar days, excluding any leaves of absence approved in writing by the Employer prior to the beginning of such disability.

4.2.3 Termination for Specific Breaches. In the event the Employee has conducted himself in a manner that constitutes neglect of his duties, willful misconduct, insubordination, fraud upon the Employer, dishonesty, misappropriation of the Employer’s assets, this Agreement may then be immediately terminated in the reasonable discretion of the Employer by providing written notice to the Employee.

4.2.4 Termination for Breach. In the event either party shall give written notice to the other that such other party has defaulted in the performance of any material obligation hereunder and such default is not cured within five (5) business days after giving such notice, the party giving such notice shall have the right to terminate this Agreement upon the expiration of such five (5) business days period.

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4.3 Effects of Termination. Upon termination of this Agreement, neither party shall have any further obligation hereunder except for: (i) obligations accruing prior to the date of termination, and (ii) obligations, promises or covenants contained herein which are expressly made to extend beyond the term of this Agreement.

ARTICLE 5

CONFIDENTIALITY, NON-SOLICITATION AND OUTSIDE ACTIVITIES

5.1 Confidentiality. The Employee understands and acknowledges that during the course of his employment by the Employer, the Employee will have access to “Confidential Information” concerning his clients and that the Employee has a duty not to use such information in competition with the Employer or any affiliate of the Employer and not to disclose or permit such information to be disclosed to any third party, other person, firm or corporation during the term of this Agreement or at any time thereafter without the express written consent of the Employer. For purposes of this Agreement, “Confidential Information” shall include, but not be limited to, any and all records, notes, memoranda, data, ideas, methods, techniques, systems, formulas, writings, research, recipes, personnel information and office manuals, patient information, forms, plans, strategies, trade secrets or any other information of whatever nature in the possession or control of the Employer or an affiliate of the Employer that is not generally known or available to members of the general public. The Employee further agrees that if his employment hereunder is terminated for any reason, he will leave the Employer and will not take originals or copies of, any records, papers, programs, computer software or documents or any other matter of whatever nature that contains Confidential Information.

5.2 Nonsolicitation. During the term of this Agreement and for one (1) year thereafter, the Employee shall not in any manner whatsoever (directly or indirectly) solicit or attempt to solicit any employee of the Employer for employment elsewhere.

5.3 Outside Business Activities. During the term of this Agreement, the Employee shall not engage in any outside business activities which directly or indirectly compete with the business of the Employer anywhere that the Employer has conducted, is conducting or is actively planning to conduct business without the express prior written consent of the Employer. This provision will not be construed, however, to prevent the Employee from personally, and for his own account and benefit, trading in publicly traded stocks, bonds, securities, real estate, commodities, or other forms of publicly traded investment, so long as such activities do not interfere or conflict with his duties as an employee of the Employer.

5.4 Remedies. Without in any manner whatsoever limiting other possible remedies for breach of the covenants contained in this Article 5, notwithstanding anything to the contrary elsewhere contained or other remedies available to the Employer, the Employee agrees that injunctive or other equitable relief shall be available to enforce such covenants, such relief to be without the necessity of posting a bond, cash or otherwise.

Article 6

ADDITIONAL PROVISIONS

6.1 Status of Employee. The parties expressly acknowledge that the Employee, in the performance of his services hereunder, is a full time employee of the Employer. Accordingly, the Employer will deduct from compensation paid to the Employee pursuant to this Agreement any necessary sums for income tax, unemployment insurance, social security or other withholding required by any law or other requirement of any governmental entity.

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6.2 Indemnification. The Employer shall indemnify the Employee, and shall use its reasonable best efforts to cause its current Board and management to indemnify the Employee, and save and hold the Employee harmless from and against, all losses pertaining to, arising out of or pertaining to any event or matter arising or pertaining to a time prior to the Effective Date of this Agreement.

6.3 Time of the Essence. Time is of the essence in all things pertaining to the performance of this Agreement.

6.4 Currency. All dollar amounts provided for herein are expressed in United States currency.

6.5. Severability. If any provision of this Agreement shall be finally determined by a court or arbitrator to be invalid and unenforceable to any extent, the remainder of this Agreement shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

6.6 Section Headings. The section headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several sections hereof.

6.7 Applicable Law. This Agreement, and the rights and obligations of the parties hereunder, shall be interpreted, construed, governed and enforced in accordance with the laws of the State of Texas, and shall be performable in Harris County, Texas.

6.8 Arbitration. All disputes between the Employer and the Employee pertaining to or arising out of this Agreement (in whole or in part), or concerning any rights or the performance of any duties, responsibilities, or obligations created by this Agreement, shall be exclusively and solely resolved by arbitration, conducted under the Commercial Arbitration Rules of the American Arbitration Association in Houston, Harris County, Texas, with a single arbitrator selected under said rules, applying Texas law.

6.9 Benefit/Assignment. Subject to provisions herein to the contrary, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns; provided, however, that the Employee may not assign this Agreement or any or all of his rights or obligations hereunder.

6.10 Waiver of Breach. The waiver by the Employer of a breach or violation of any provision of this Agreement shall not operate as or be construed to be, a waiver by the Employer of any subsequent breach of the same or other; provision hereof.

6.11 Survival. The provisions of Article 5 and this Article 6 shall expressly survive the cancellation or termination of this Agreement.

6.12 Entire Agreement/Amendment. This Agreement supersedes all previous contracts, and constitutes the entire agreement of whatsoever kind or nature existing between or among the parties respecting the subject matter hereof, and no party shall be entitled to other benefits than those specified herein. As between or among the parties, no oral statements or prior written material not specifically incorporated herein shall be of any force and effect.

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IN WITNESS WHEREOF, the parties hereto have negotiated and executed this Agreement in Houston, Harris County, Texas, to be effective for all purposes as of the Effective Date.

EMPLOYEE:		EMPLOYER:

Petrolia Energy Corporation
/s/ Mark Allen
Mark Allen
By:	/s/ Zel C. Khan	President, Fandango Ventures, LLC
Name:	Zel C. Khan
Title:	CEO

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